EXHIBIT 32.2

CERTIFICATION OF INTERIM CHIEF FINANCIAL OFFICER
PURSUANT TO 18U.S.C. SECTION 1350

In connection with the Quarterly Report of The OLB Group, Inc. (the "Company") on Form 10-QSB for the period ending June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Ronny Yakov, Interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Ronny Yakov
Ronny Yakov,
Interim Chief Financial Officer
November 10, 2008